Exhibit (a)(11)



                                    AMENDMENT
                                       OF
                              ILLINOVA CORPORATION
                DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS


         WHEREAS, Illinova Corporation (the "Company") maintains the Illinova Corporation Deferred Compensation Plan for Certain Directors (the "Plan"); and

         WHEREAS, the Company has determined that it would be beneficial to contract with Fidelity Institutional Retirement Service Company for provision of certain record keeping and administrative services in connection with the Plan, beginning on or about January 1, 1997, and, because of Fidelity Institutional Retirement Service Company's highly automated systems, Fidelity Institutional Retirement Service Company can promptly convert deferred funds into common stock (or equivalent stock units) so that Plan participants may be credited with common stock ownership immediately rather than on a quarterly basis as is currently provided in the Plan.

         NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended by adding a new subsection (d) to Section 3, worded as follows:

         "(d) Notwithstanding the foregoing, if administrators of this Plan have the capability to convert funds in the Deferred Money Accounts sooner or more frequently than on a quarterly basis, conversions will be made as quickly as they may feasibly be accomplished."